Exhibit 99.1

Risk Factors

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. You should carefully consider all of the risks discussed below, as well as the other information contained in our filings with the Securities and Exchange Commission. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and the trading price of our Class A common stock could decline.

Our two principal stockholders currently control all voting matters brought before our stockholders, account for two of the votes on our board of directors, and certain actions by our board of directors cannot be taken without the consent of these two directors.

Our board of directors, which currently consists of the two directors appointed by the holders of the Company’s Class B common stock voting as a separate class and four additional directors, approves our annual budget, compensation matters, and major agreements. Currently, our two largest stockholders, Magnolia Capital Fund, L.P., which we refer to as “Magnolia,” and Boulderado Partners, LLC, which we refer to as “Boulderado,” collectively own all of our Class B common stock and a majority of our Class A common stock, and will continue to own all of the outstanding Class B common stock and a majority of the outstanding Class A common stock. On its own, Magnolia now owns and may continue to own a majority of our outstanding capital stock. Moreover, it is possible that Boulderado and Magnolia may increase their ownership in us if we sell additional shares of stock to them in connection with any future capital raise we may conduct. Also, each share of Class B common stock is entitled to cast 10 votes for all matters on which our stockholders vote, while each share of Class A common stock is entitled to cast only one vote. For the foreseeable future, the two principal stockholders will likely continue to control virtually all matters submitted to stockholders for a vote; may elect all of our directors; and, as a result, may control our management, policies, and operations. Our other stockholders will not have voting control over our actions, including the determination of other industries and markets that we may enter.

The interests of Magnolia and Boulderado may not coincide with the interests of other holders of our Class A common stock. Magnolia and Boulderado are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Magnolia and Boulderado may also pursue, for their own managers or members’ accounts, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as each of the two principal stockholders continue to own our Class B common stock or a majority of our outstanding Class A common stock, they will continue to be able to strongly influence or effectively control our decisions, including potential mergers or acquisitions, asset sales and other significant corporate transactions.

Certain actions cannot be taken without the approval of our principal stockholders due to their ownership of Class B common stock.

Magnolia and Boulderado, the holders of record of the shares of Class B common stock, exclusively and as a separate class, are entitled to elect two directors to our board of directors, which we refer to as the “Class B Directors,” which number of Class B Directors may be reduced pursuant to the terms and conditions of the Amended and Restated Voting and First Refusal Agreement between Boulderado and Magnolia. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

At any time when shares of Class B common stock are outstanding, we may not, without the affirmative vote of all of the Class B Directors:

■

Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the Class B common stock.

■	Liquidate, dissolve or wind-up our business, effect any merger or consolidation or any other deemed liquidation event or consent to any of the foregoing.

■	Create, or authorize the creation of, or issue or issue additional shares of Class B common stock, or increase the authorized number of shares of any additional class or series of capital stock.

■	Increase or decrease the authorized number of directors constituting the board of directors.

■	Hire, terminate, change the compensation of, or amend the employment agreements of, our executive officers.

■	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock.

■

Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if our aggregate indebtedness for borrowed money following such action would exceed $10,000, or guarantee, any indebtedness except for our own trade accounts arising in the ordinary course of business.

■	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director.

■

Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by us or permit any direct or indirect subsidiary to sell, lease, or otherwise dispose of all or substantially all of the assets of any subsidiary.

■	Change our principal business, enter new lines of business, or exit the current line of business.

■	Enter into any agreement involving the payment, contribution, or assignment by us or to us of money or assets greater than $10,000.

■

Enter into or be a party to any transaction outside of the ordinary course of business with any our directors, officers, or employees or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act of any such person or entity.

■	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

If we are, or were, a U.S. real property holding corporation, non-U.S. holders of our Class A common stock could be subject to U.S. federal income tax on the gain from its sale, exchange or other disposition.

If we are or ever have been a U.S. real property holding corporation, which we refer to as “USRPHC,” under the Foreign Investment Real Property Tax Act of 1980, as amended, which we refer to as “FIRPTA,” and applicable United States Treasury regulations, which we collectively refer to as the “FIRPTA Rules,” unless an exception applies, certain non-U.S. investors in our Class A common stock would be subject to U.S. federal income tax on the gain from the sale, exchange or other disposition of shares of our Class A common stock, and such non-U.S. investor would be required to file a United States federal income tax return. In addition, the purchaser of such Class A common stock would be required to withhold from the purchase price an amount equal to 10% of the purchase price and remit such amount to the U.S. Internal Revenue Service.

In general, under the FIRPTA Rules, a company is a USRPHC if its interests in U.S. real property comprise at least 50% of the fair market value of its assets. If we are or were a USRPHC, so long as our Class A common stock is “regularly traded on an established securities market” (as defined under the FIRPTA Rules), a non-U.S. holder who, actually or constructively, holds or held no more than 5% of our Class A common stock is not subject to U.S. federal income tax on the gain from the sale, exchange or other disposition of our common stock under FIRPTA. In addition, other interests in equity of a USRPHC may qualify for this exception if, on the date such interest was acquired, such interests had a fair market value no greater than the fair market value on that date of 5% of our Class A common stock. Any of our Class A common stockholders that are non-U.S. persons should consult their tax advisors to determine the consequences of investing in our Class A common stock.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.